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                                                                  EXHIBIT 4.1


                         TRANSCRYPT INTERNATIONAL, INC.
                          REGISTRATION RIGHTS AGREEMENT


        This REGISTRATION RIGHTS AGREEMENT is dated as of July 31, 1997, by and among TRANSCRYPT INTERNATIONAL, INC., a Delaware corporation (the "Company"), NORAM ENERGY CORP., a Delaware corporation ("NorAm"), and INTEK DIVERSIFIED CORPORATION, a Delaware corporation ("Intek") (each of NorAm and Intek are referred to herein individually as a "Stockholder" and collectively as "Stockholders").

                                R E C I T A L S:

        A. Pursuant to the Preferred Stock Purchase Agreement dated July 31, 1997 (the "NorAm Purchase Agreement"), between the Company and NorAm, the Company has agreed to purchase from NorAm 80,000 shares of preferred stock, par value $100 per share of E.F. Johnson Company, a Minnesota corporation ("EFJ") (constituting all of the issued and outstanding shares of such preferred stock), and in exchange therefor will issue to NorAm 457,856 shares of common stock par value $.01 per share of the Company; and

        B. Prior to consummating the transactions contemplated by the NorAm Purchase Agreement, the Company will confirm the cancellation by NorAm of EFJ's 9.79% Senior Subordinated Note dated July 31, 1992.

        C. Pursuant to the Series B Preferred Stock Purchase and Warrant Agreement, dated July 31, 1997 (the "Intek Purchase Agreement"), between the Company and Securicor Radiocoms Limited ("Radiocoms"), a corporation formed under the laws of England and Wales and a wholly owned subsidiary of Intek, the Company has agreed to purchase from Radiocoms 925,850 shares of Series I Class B Preferred Stock, par value $.01 per share of EFJ (constituting all of the issued and outstanding shares of such preferred stock) and a warrant to purchase up to an aggregate of 291,790 shares of common stock, par value $.01 per share, of EFJ, and in exchange therefor will issue to Intek 374,609 shares of common stock par value $.01 per share of the Company; and

        D. Pursuant to the NorAm Purchase Agreement and the Intek Purchase Agreement (together, the "Purchase Agreements"), the Company has agreed to enter into this Agreement to provide certain registration rights to Stockholders with respect to the shares of Company common stock issued to the Stockholders under the Purchase Agreements (the "Common Stock").

               NOW, THEREFORE, in consideration of the above and of the mutual promises set forth herein, subject to the closing of the Purchase Agreements, it is hereby agreed as follows:


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               1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreements. For purposes of this Agreement, the following terms shall have the following meanings:

               "Affiliate" has the meaning specified in Rule 12b-2 under the Exchange Act.

               "Blackout Period" has the meaning specified in Section 7(a).

               "Business Day" means a day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or in the case of determining a date on which any payment is due, a day other than Saturday, Sunday or any day on which banks located in New York City are authorized or obligated by law to close.

               "Counsel to Stockholders" means the law firms from time to time representing the Stockholders.

               "Effective Period" means a period commencing 180 days following the date of this Agreement and ending on the first date as of which all Registrable Securities cease to be Registrable Securities in accordance with
Section 2 hereof; provided, however, that with respect to the Tranche B Shares and a request by Stockholders to include the Tranche B Shares in a registration statement filed by the Company pursuant to the Securities Act relating to the public offering of Common Stock for the Company's own account in accordance with the provisions of Section 4 hereof, the Effective Period shall also include the 180 days immediately following the date hereof.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor thereto, and the rules and regulations promulgated thereunder.

               "Inspectors" has the meaning specified in Section 8(l).

               "NASD" means the National Association of Securities Dealers, Inc.

               "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by any Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

               "Records" has the meaning specified in Section 8(l).

               "Registrable Securities" means, collectively, (i) the shares of Common Stock issued to Stockholders pursuant to the Purchase Agreements (collectively, the "Shares") and (ii) any securities paid, issued or distributed in respect of any Shares by way of stock dividend or distribution or stock split or in connection with a combination of shares, recapitalization, reorganization, merger,

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consolidation or similar event. Securities will cease to be Registrable
Securities in accordance with Section 2 hereof.

               "Registration Expenses" means any and all reasonable out-of-pocket expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, (i) all SEC, NASD and securities exchange registration and filing fees, (ii) all reasonable fees and expenses of complying with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all reasonable printing, messenger and delivery expenses, (iv) all reasonable fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or automated quotation system pursuant to
Section 8(h), (v) the reasonable fees and disbursements of counsel for the Company and of its independent public accountants, (vi) the reasonable fees and expenses of any special experts retained by the Company in connection with the requested registration, and (vii) reasonable out-of-pocket expenses of underwriters customarily paid by the issuer to the extent provided for in any underwriting agreement, but excluding (x) underwriting discounts and commissions, transfer taxes, if any, and documentary stamp taxes, if any, and
(y) any fees or disbursements of Counsel to Stockholders.

               "Registration Statement" means any registration statement of the Company referred to in Section 4 or 5, including any Prospectus, amendments and supplements to any such registration statement, including post-effective amendments, and all exhibits and all material incorporated by referenced in any such registration statement.

               "Registration Hold Period" means a Section 8(e) Period or a
Section 8(m) Period.

               "Related Securities" means any securities of the Company similar or identical to any of the Registrable Securities, including, without limitation, Common Stock and all options, warrants, rights and other securities convertible into, or exchangeable or exercisable for, Common Stock.

               "Requesting Stockholder" has the meaning specified in Section
5(a).

               "SEC" means the Securities and Exchange Commission.

               "Section 8(e) Period" has the meaning specified in Section 8(e).

               "Section 8(m) Period" has the meaning specified in Section 8(m).

               "Securities Act" means the Securities act of 1933, as amended, and any successor thereto, and the rules and regulations thereunder.

               "Stockholders" means NorAm Energy Corp., Intek Diversified Corporation, or their respective successors and assigns.


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               "Shelf Registration" means a "shelf" registration statement on an appropriate form pursuant to Rule 415 under the Securities Act (or any successor rule that may be adopted by the SEC).

               "Tranche A Shares" means the 416,233 shares of Common Stock (equaling one-half of the Registrable Securities) issued to Stockholders pursuant to the Purchase Agreements.

               "Tranche B Shares" means the 416,232 shares of Common Stock (equaling the remaining one-half of the Registrable Securities) issued to Stockholders pursuant to the Purchase Agreements.

               "Underwritten Registration or Underwritten Offering" shall mean an underwritten offering in which securities of the Company are sold to an underwriter for reoffering to the public.

               2. Securities Subject to This Agreement. The securities entitled to the benefits of this Agreement are the Registrable Securities. For the purposes of this Agreement, any particular Registrable Securities will cease to be Registrable Securities when and to the extent that (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act and such Registerable Securities have been disposed of pursuant to such effective Registration Statement, (ii) such Registrable Securities are distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, (iii) such Registrable Securities shall have been otherwise transferred or disposed of, new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company and, at such time, subsequent transfer or disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any similar state law then in force or (iv) such Registrable Securities have ceased to be outstanding.

               3. Lock-up; Rights of Tranche A Shares and Tranche B Shares. Except as provided herein with respect to the Tranche B Shares, Stockholders may not dispose of any of the Registrable Securities for the 180 days immediately following the date hereof. Thereafter, the Tranche A Shares and the Tranche B Shares may be included in the Registration Statement described in Section 4 hereof pursuant to the provisions of such Section 4 and the Registration Statement described in Section 5 hereof pursuant to the provisions of such
Section 5. In addition, for the one year immediately following the date hereof, the Company shall give written notice to each Stockholder at least 20 Business Days prior to the filing of any registration statement relating to the public offering of Common Stock for the Company's own account and, if requested by Stockholders, will use its best efforts to include the Tranche B Shares among the securities covered by such registration statement in accordance with the provisions of Section 4 hereof. The Tranche B Shares shall receive priority (in being included in a registration statement) over the shares owned by any officer or director of the Company.

               4. Piggy-Back Registration Rights. a. Whenever during the Effective Period the Company shall propose to file a Registration Statement under the Securities Act relating to the

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public offering of Common Stock for the Company's own account (other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor forms, or filed in connection with an exchange offer or an offering of securities solely to existing stockholders or employees of the Company) or for the account of any holder of Common Stock and on a form and in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, the Company shall (i) give written notice at least 20 Business Days prior to the filing thereof to Stockholders, specifying the approximate date on which the Company proposes to file such Registration Statement, the number and class of securities so proposed to be registered, any proposed means of distribution of such securities, and a good faith estimate by the Company of the proposed maximum offering price thereof, as such price is proposed to appear on the facing page of such Registration Statement, and advising Stockholders of its right to request that any or all of the Registrable Securities then held by Stockholders included among the securities to be covered thereby and (ii) at the written request of Stockholders given to the Company within 15 calendar days after the Stockholders' receipt of written notice from the Company, include among the securities covered by such registration statement the number of Registrable Securities which Stockholders shall have requested to be so included (subject, however, to reduction in accordance with paragraph (b) of this Section).

                      b. If a Stockholder desires to participate in an offering pursuant to Section 4(a), it may include Registrable Securities in any Registration Statement relating to such offering to the extent that the inclusion of such Registrable Securities shall not reduce the number of shares of Company Common Stock to be offered and sold by the Company. If the lead managing underwriter selected by the Company for an underwritten offering pursuant to Section 4(a) determines that marketing factors require a limitation on the number of shares of Registrable Securities to be offered and sold by a Stockholder in such offering, there shall be included in the offering only that number of shares of Registrable Securities, if any, that such lead managing underwriter reasonably in good faith believes will not jeopardize the success of the offering of all the shares of Company Common Stock that the Company desires to sell for its own account. In such event and provided the lead managing underwriter has so notified the Company in writing, the shares of Company Common Stock to be included in such offering shall consist of (i) first, the securities the Company proposes to sell, and (ii) second, the number, if any, of Registrable Securities requested to be included in such registration that, in the opinion of such lead managing underwriter can be sold without jeopardizing the success of the offering of all the securities that the Company desires to sell for its own account. To facilitate the allocation of shares in accordance with this provision, the Company or the underwriters may round the number of shares allocated to a Stockholder to the nearest 100 shares.

                      c. Nothing in this Section 4 shall create any liability on the part of the Company to Stockholders if the Company for any reason should decide not to file a registration statement proposed to be filed under Section 4(a) or to withdraw such registration statement subsequent to its filing, regardless of any action whatsoever that Stockholders may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.


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                      d. A request by a Stockholder to include Registrable
Securities in a proposed underwritten offering pursuant to Section 4(a) shall not be deemed to be a request for a demand registration pursuant to Section 5.

               5. Demand Registration Rights. a. Upon the written request of a Stockholder (the "Requesting Stockholder") during the Effective Period that the Company effect the registration with the SEC under and in accordance with the provisions of the Securities Act of not less than 662/3% of such Requesting Stockholder's Registrable Securities (which written request shall specify the aggregate number of shares of Registrable Securities requested to be registered and the means of distribution), the Company will use its best efforts to file a Registration Statement covering Requesting Stockholder's Registrable Securities requested to be registered as soon as practicable after receipt of such request; provided, however, that the Company shall not be required to take any action pursuant to this Section 5:

                      (1) if prior to the date of such request the Company shall have effected one registration pursuant to this Section 5 for such stockholder;

                      (2) if the Company shall at the time have effective a Shelf Registration pursuant to which the Requesting Stockholder could effect the disposition of such Requesting Stockholder's Registrable Securities in the manner requested;

                      (3)    during the pendency of any Blackout Period;

                      (4) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; or

                      (5) if the Company shall furnish to such Requesting Stockholder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a Registration Statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 5 shall be deferred for a period not to exceed ninety (90) days from the date of receipt of the original written request from the Requesting Stockholder;

provided, however, that the Company shall be permitted to satisfy its obligations under this Section 5(a) by amending (to the extent permitted by applicable law) within 30 Business Days after a written request for registration, any Registration Statement previously filed by the Company under the Securities Act so that such Registration Statement (as amended) shall permit the disposition (in accordance with the intended methods of disposition specified as aforesaid) of all of the Registrable Securities for which a demand for registration has been made under this Section 5(a). If the

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Company shall so amend a previously filed Registration Statement, it shall be deemed to have effected a registration for purposes of this Section 5.

                      b. Requesting Stockholder may distribute the Registrable Securities covered by such request by means of an underwritten offering or any other means, as determined by such Requesting Stockholder.

                      c. Except for a Registration Statement subject to Section 5(d), a registration requested pursuant to this Section 5 shall not be deemed to be effected for purposes of this Section 5 if it has not been declared effective by the SEC or become effective in accordance with the Securities Act and the rules and regulations thereunder.

                      d. Requesting Stockholder may, at any time prior to the effective date of the Registration Statement relating to such registration, revoke such request by providing a written notice to the Company revoking such request. If a Registration Statement is so revoked, the Requesting Stockholder shall reimburse the Company for all its out-of-pocket expenses and fees incurred in the preparation, filing and processing of the Registration Statement.

                      e. Without the prior written consent of Stockholders, the Company will not include any securities which are not Registrable Securities in any Registration Statement filed pursuant to a demand made under this Section 5.

               6. Underwriting. In the event that a registration pursuant to
Section 5 is for a registered public offering involving an underwriting, the Company shall so advise the Stockholders. In such event, the right of Stockholders to participate in such registration shall be conditioned upon Stockholders' participating in the underwriting arrangements required by this
Section 6, and the inclusion of such Stockholders' Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

               The Company shall (together with all holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriters selected for such underwriting by the Company.

               If a Stockholder disapproves of the terms of the underwriting, such Stockholder may elect to withdraw therefrom by written notice to the Company and the managing underwriter and such registration shall not be deemed to be a registration pursuant to Section 5 hereof. The Registrable Securities, and/or other securities so withdrawn shall also be withdrawn from registration, and such securities shall not be transferred in a public distribution prior to one hundred eighty (180) days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

               7. Blackout Periods; Holdback. a. If the Company determines in good faith that the registration and distribution of Registrable Securities (i) would materially impede, delay,

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interfere with or otherwise adversely affect any pending financing, registration of securities, acquisition, corporate reorganization or other significant transaction involving the Company or (ii) would require disclosure of non-public material information that the Company has a bona fide business purpose for preserving as confidential, as determined by the Board of Directors of the Company in good faith, the Company shall promptly give Stockholders notice of such determination and shall be entitled to postpone the filing or effectiveness of a Registration Statement for the shortest period of time reasonably required, but in any event not to exceed 180 days with respect to matters covered by clause (i) above, and not to exceed 90 days with respect to matters covered by clause (ii) above (a "Blackout Period"); provided, that a Blackout Period with respect to a registration of securities proposed by the Company may, at the election of the Company, commence on the date that is 30 calendar days prior to the date the Company in good faith estimates will be the date of filing of, and end no later than the date, following the effective date of such registration, specified in the form of underwriting agreement relating to such registration during which the Company shall be prohibited from selling, offering or otherwise disposing of Common Stock, but in no event to exceed 180 days; provided further, that the Company shall not obtain any deferral under this Section 7(a) more than twice in any twelve-month period, other than normal deferrals required prior to the public release of quarterly financial results of the Company. The Company shall promptly notify Stockholders of the expiration or earlier termination of a Blackout Period.

                      b. Each Stockholder agrees by acquisition of the Registrable Securities, if so requested in writing by the Company or any managing underwriter, not to effect any public sale or distribution, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any of such securities or Related Securities during the seven days prior to and the 180 days after the effective time of any underwritten registration by the Company (either for its own account, or for the benefit of a Stockholder, in each case as to which a Stockholder is entitled to request to be included pursuant to Section 4) has become effective or such period of time shorter than 180 days that is sufficient and appropriate, in the prior written opinion of the Company or the managing underwriter, in order to complete the sale and distribution of securities included in such registration.

               8. Registration Procedures. If and whenever the Company is required to use reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will:

                      a. prepare and file with the SEC a Registration Statement with respect to such Registrable Securities on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof (including, if so requested by a Stockholder, distributions under Rule 415 under the Securities Act pursuant to a Shelf Registration Statement), and use its reasonable best efforts to cause such Registration Statement to become and remain effective;


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                      b. prepare and file with the SEC amendments and
post-effective amendments to such Registration Statement (including any Shelf Registration referred to in Section 5(a)) and such amendments and supplements to the Prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration or as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations thereunder necessary to keep such Registration Statement effective (i) in the case of a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it and (ii) in the case of any other registration, for up to 90 days (or longer period in the event of a Registration Hold Period during such offering, as provided in this Section 8) and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to otherwise comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until the earlier of (x) such 90th day (or longer period) and (y) until the distribution described in the Registration Statement has been completed;

                      c. furnish to Stockholders such reasonable number of copies of such Registration Statement and of each amendment and post-effective amendment thereto, any Prospectus or Prospectus supplement and such other documents as Stockholders may reasonably request in writing in order to facilitate the disposition of the Registrable Securities by Stockholder (the Company hereby consenting to the use (subject to the limitations set forth in the last paragraph of this Section 8) of the Prospectus or any amendment or supplement thereto in connection with such disposition);

                      d. use its best efforts to register or qualify such Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as Stockholder shall reasonably request in writing;

                      e. notify Stockholders, at any time when a Prospectus relating to any Registrable Securities is required to be delivered under the Securities Act within the appropriate period mentioned in Section 8(b), of the Company's becoming aware that the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (the period during which Stockholder is required to refrain from effecting public sales or distributions in such case being referred to as a "Section 8(e) Period"), and prepare and furnish to Stockholders a reasonable number of copies of an amendment to such Registration Statement or related Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and the time during which such Registration Statement shall remain effective pursuant to Section 8(b) shall be extended by the number of days in the Section 8(e) Period;


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                      f. notify Stockholders or Stockholders' counsel (if
Registrable Securities are covered by such Registration Statement) at any time,

                             (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

                             (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information;

                             (3) of the issuance by the SEC of any stop order of which the Company or its counsel is aware or should be aware suspending the effectiveness of the Registration Statement or any order preventing the use of a related Prospectus, or the initiation or any threats of any proceedings for such purposes; and

                             (4) of the receipt by the Company of any written notification of the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or any threats of any proceeding for that purpose.

                      g. otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its stockholders an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act, provided that the Company shall be deemed to have complied with this paragraph if it has complied with Rule 158 under the Securities Act;

                      h. use its reasonable best efforts to cause all such Registrable Securities to be listed on any securities exchange or automated quotation system on which the Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange or automated quotation system, and to provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement no later than the effective date of such Registration Statement;

                      i. cooperate with Stockholders (if Registrable Securities are covered by such Registration Statement) and the managing underwriter or underwriters or agents, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the securities to be sold under such Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters or agents, if any, or Stockholder may request;

                      j. if reasonably requested by the managing underwriter or underwriters (if Registrable Securities are being sold in connection with an underwritten offering), incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters agree should be included therein relating to the plan of distribution with respect to such

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Registrable Securities, including, without limitation, information with respect to the principal amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering and make all required filings of such Prospectus supplement or post-effective amendment as promptly as practicable upon being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                      k. provide Stockholders (if Registrable Securities are included in such Registration Statement), any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by Stockholder or underwriter (collectively, the "Inspectors") with reasonable access during normal business hours to appropriate officers of the Company and the Company's subsidiaries to ask questions and to obtain information reasonably requested by any such Inspector and make available for inspection all financial and other records and other information, pertinent corporation documents and properties of any of the Company and its subsidiaries and affiliates (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility; provided, however, that the Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs or is otherwise bound by a confidentiality agreement reasonably satisfactory to the Company; and

                      l. in the event of the issuance of any stop order of which the Company or its counsel is aware or should be aware suspending the effectiveness of the Registration Statement or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction, the Company will use its best efforts promptly to obtain its withdrawal; and the period for which the Registration Statement shall be kept effective shall be extended by a number of days equal to the number of days between the issuance and withdrawal of any stop orders (a "Section 8(m) Period").

               The Company may require Stockholders (with respect to Registrable Securities as to which any registration is being effected) to furnish the Company with such information regarding Stockholders and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request and as shall be required by law or by the SEC in connection with any registration.

               Stockholders shall, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 8(e) or 8(m), forthwith discontinue disposition of Registrable Securities pursuant to the Prospectus or Registration Statement covering such Registrable Securities until Stockholders' receipt of the copies of the supplemented or amended Prospectus contemplated by Section 8(e) or the withdrawal of any stop order contemplated by
Section 8(m), and, if so directed by the Company, Stockholders will deliver to the Company all

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copies, other than permanent file copies then in Stockholders' possession, of the Prospectus covering such Registrable Securities at the time of receipt of such notice.

               9. Registration Expenses. The Company will pay all Registration Expenses incurred in connection with all registrations of registrable Securities pursuant to Sections 4 and 5, and Stockholders shall pay (x) any fees or disbursements of Counsel to Stockholder and (y) all underwriting discounts and commissions and transfer taxes, if any, and documentary stamp taxes, if any, relating to the sale or disposition of Stockholders' Registrable Securities pursuant to the Registration Statement.

               10. Reports Under the Exchange Act. The Company shall:

                      a. use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

                      b. furnish to Stockholders, during the Effective Period, forthwith upon written request (i) a written statement by the Company that it has complied with the current public information and reporting requirements of Rule 144 under the Securities Act and the Exchange Act and (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the SEC under the Exchange Act.

               11.    Indemnification; Contribution.

                      a. Indemnification by the Company. The Company shall indemnify and hold harmless Stockholders, their respective officers, directors, agents, trustees, stockholders and each Person who controls Stockholder (within the meaning of Section 15 of the Securities act or Section 20 of the Exchange
Act), against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees, disbursements and expenses, as incurred) incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or preliminary Prospectus, or any amendment or supplement to any of the foregoing or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, or a preliminary Prospectus, in light of the circumstances then existing) not misleading, except in each case insofar as the same arise out of or are based upon any such untrue statement or omission made in reliance on and in conformity with information with respect to such indemnified party furnished in writing to the Company by such indemnified party or its counsel expressly for use therein. In connection with an underwritten offering, the Company will indemnify the underwriters thereof, their officers, directors, agents, trustees, stockholders and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of Stockholder. Notwithstanding the foregoing provisions of this
Section 11(a), the Company will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), under the indemnity agreement in this Section 11(a) for any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense that arises out of such Person's failure to send or deliver a copy of the final Prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the Registrable Securities to such Person if such statement or omission was corrected in such final Prospectus and the Company has previously furnished copies thereof to Stockholder or other Person in accordance with this Agreement.

                      b. Indemnification by Stockholders. In connection with any Registration Statement filed pursuant hereto, each Stockholder will furnish to the Company in writing such information with respect to such Stockholder, including the name, address and the amount of Registrable Securities held by such Stockholder, as the Company reasonably requests, and as shall be required by law or by the SEC in connection with any registration, for use in such Registration Statement or the related Prospectus and indemnify and hold harmless the Company, or any underwriter, as the case may be, and their respective directors, officers, agents, trustees, stockholders and controlling Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), against any losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees, disbursements and expenses, as incurred), incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon any untrue or alleged untrue statement of a material fact contained in, or any omission or alleged omission or a material fact required to be stated in such Registration Statement, Prospectus or preliminary Prospectus or any amendment or supplement to any of the foregoing or necessary to make the statements therein (in case of Prospectus or preliminary Prospectus, in the light of the circumstances then existing) not misleading, but only to the extent that any such untrue statement or omission is made in reliance on and in conformity with information with respect to such Stockholder furnished in writing to the Company by such Stockholder or its counsel specifically for inclusion therein or preparation thereby; provided, however, that the liability of such Stockholder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense that is equal to the proportion that the gross proceeds from the sale of shares sold by such Stockholder under such registration statement bears to the total gross proceeds from the sale of all securities sold thereunder, but not in any event to exceed the gross proceeds received by such Stockholder from the sale of Registrable Securities covered by such Registration Statement, unless such liability arises out of or is based on willful misconduct of such Stockholder.

                      c. Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Agreement (provided that failure to give such notification shall not affect the obligations of the indemnifying party pursuant to this Section 11 except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure). If any such action shall be brought against any indemnified party and it shall promptly notify in writing the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after prompt written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under these indemnification provisions for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless in the reasonable judgment of any indemnified party a conflict of interest is likely to exist, based on the written opinion of counsel, between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall not be liable for the fees and expenses of (i) more than one counsel for Stockholder, (ii) more than one counsel for the underwriters or (iii) more than one counsel for the Company in connection with any one action or separate but similar or related actions. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claims, unless in the reasonable judgment of any indemnified party based on the written opinion of counsel a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. No indemnifying party, in defense of any such action, suit, proceeding or investigation, shall, except with the written consent of each indemnified party, consent to the entry of any judgment or entry into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such action, suit, proceeding or investigation to the extent the same is covered by the indemnity obligation set forth in this
Section 11. No indemnified party shall consent to entry of any judgment or enter into any settlement without the written consent of each indemnifying party.

                      d. Contribution. If the indemnification from the indemnifying party provided for in this Section 11 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities and expenses, as well as any other relevant equitable considerations; provided, however, that the liability of each Stockholder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense that is equal to the proportion that the gross proceeds from the sale of shares sold by such Stockholder under such Registration Statement bears to the total gross proceeds from the sale of all securities sold thereunder, but not in any event to exceed the net proceeds received by Stockholder from the sale of Registrable Securities covered by such Registration Statement. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 11(c), any legal and other fees and expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding.

               No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

               If indemnification is available under this Section 11, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 11(a) or (b), as the case may be, without regard to the relative fault of said indemnifying parties or indemnified party or any other equitable consideration provided for in this Section 11(d).

                      e. The provisions of this Section 11 shall be in addition to any liability which any indemnifying party may have to any indemnified party and shall survive the termination of this Agreement.

               12. Participation in Underwritten Offerings. Neither Stockholder may participate in any underwritten offering pursuant to Section 4 hereunder unless Stockholders (i) agree to sell Stockholders' securities on the basis provided in any underwriting arrangements approved by the Company in its reasonable discretion and (ii) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required and customary under the terms of such underwriting arrangements.

               13. Transfer of Registration Rights. The rights to cause the Company to register securities granted herein to Stockholders may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Stockholder provided that: (i) the Company is given written notice by such Stockholder at the time of the proposed transfer or assignment, stating the name and address of the proposed transferee or assignee and identifying the securities with respect to which such registration rights are proposed to be transferred, and the Company consents in writing to the proposed transfer, which consent shall not be unreasonably withheld, (ii) such transfer may otherwise be effected in accordance with applicable securities laws, (iii) such assignee or transferee acquires at least 220,000 shares of Registrable Securities (appropriately adjusted for stock splits, reorganizations, recapitalizations and the like) and (iv) the transferee or assignee is not, in the reasonable discretion of the Company, a competitor of the Company.

               14. Termination. All registration rights granted pursuant to this Agreement shall terminate with respect to Stockholder one year from the date of this Agreement.

               15. Miscellaneous. a. Arbitration. Any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement shall be settled by mediation or arbitration conducted by the American Association of Arbitration ("AAA"), in accordance with the rules then in effect of AAA. Such proceeding shall be conducted at the offices of the Company in Lincoln, Nebraska, before a single arbitrator/mediator to be agreed upon by the parties. The decision of the arbitrator/mediator shall be final, conclusive and binding on the parties. Judgment may be entered on the arbitrator's mediator's decision in any court having jurisdiction. The prevailing party in any such proceeding shall be entitled to reasonable costs and attorneys fees.


                      b. Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company and Stockholders have agreed in writing to any such amendment, modification supplement, waiver or consent to departure from the provisions hereof.

                      c. Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

                             (i)    if to NorAm Energy Corp.:

                                    NorAm Energy Corp.
                                    1600 Smith Street
                                    Houston, Texas  77002
                                    Attn:  Michael A. Creel
                                    Telecopy:  (713) 654-7522

                                    with a copy to:

                                    Kathleen R. McLaurin, Esq.
                                    Jones, Day, Reavis & Pogue
                                    2001 Ross Avenue, Suite 2300
                                    Dallas, Texas  75201
                                    Telecopy:  (214) 969-5100

                             (ii)   if to Intek Diversified Corporation to:

                                    Intek Diversified Corporation
                                    351 New Albany Road
                                    Morristown, New Jersey 08057
                                    Attn:  Lee Montellaro

                                    Telecopy:  609-866-0185

                                    with a copy to:

                                    Howard Chatzinoff, Esq.
                                    Weil, Gotshal & Manges
                                    767 Fifth Avenue
                                    New York, New York  10153
                                    Telecopy:  212-310-8007

                             (iii)  if to the Company to:

                                    Transcrypt International, Inc.
                                    4800 NW First Street
                                    Lincoln, Nebraska 68521-9918
                                    Attention:  John T. Connor
                                    Telecopy:  402-479-8477

                                    with a copy to:

                                    Alan E. Morelli, Esq.
                                    Manatt, Phelps & Phillips, LLP
                                    11355 West Olympic Boulevard
                                    Los Angeles, California 90064
                                    Telecopy: 310-312-4224

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

                      d. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and any successors thereof.

                      e. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                      f. Descriptive Headings. The descriptive heading used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                      g. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                      h. Severability. If any term of this Agreement or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law, provided that in such event the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties' intentions hereunder.

                      i. Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            TRANSCRYPT INTERNATIONAL, INC.




                                            By:        /s/ John T. Connor
                                               ---------------------------------
                                                   Name:   /s/ John T. Connor
                                                   Title:   Chairman

                                            NORAM ENERGY CORP.



                                            By:   /s/ W. Randall Fowler
                                               ---------------------------------
                                                   Name:   W. Randall Fowler
                                                   Title:   Assistant Treasurer


                                            INTEK DIVERSIFIED CORPORATION



                                            By:   /s/ Lee R. Montellaro
                                               ---------------------------------
                                                  Name:  Lee R. Montellaro
                                                  Title: Chief Financial Officer